Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1/A) of our report dated March 22, 2024, relating to the financial statements of SOW Good, Inc. (“the Company”) as of December 31, 2023, and for the year ended December 31, 2023, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

April 25, 2024